SECURITIES AND EXCHANGE COMMISSION
	                          WASHINGTON, DC  20549




	                                FORM 8-K

	                             CURRENT REPORT


	                  Pursuant to Section 13 or 15(d) of the

	                    Securities Exchange Act of 1934



	    Date of Report (Date of earliest event reported): October 18, 1999


	                         WATTS INDUSTRIES, INC.
	              (Exact name of registrant as specified in charter)



	        Delaware                   0-14787                04-2916536
(State or other jurisdiction  	   (Commission             (IRS Employer
	     of incorporation)           File Number)           Identification No.)



	     815 Chestnut Street, North Andover, Massachusetts       01845
	         (Address of principal executive offices)          (Zip Code)



	    Registrant's telephone number, including area code: (978) 688-1811


	                                   N/A
	       (Former name or former address, if changed since last report.)


Item 5.	Other Events.

    Watts Industries, Inc. (the "Company") announced today that it has completed the pro-rata distribution of the shares of common stock of CIRCOR International, Inc., its former industrial, oil and gas business, to the shareholders of the Company. A copy of the Company's press release is attached hereto and incorporated herein in its entirety.



Item 7.	Financial Statements, Pro Forma Financial Statements and
        Exhibits.

(c)	Exhibits

    Exhibit 99.1 -	Press Release of Watts Industries, Inc., dated as
    of October 19, 1999.



	                             Signatures


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             WATTS INDUSTRIES, INC.



                                             By: /s/ Kenneth J. McAvoy

   		                                            Kenneth J. McAvoy, Chief
                                                 Financial Officer,
                                                 Treasurer and Secretary
	                                                (Principal Financial and
                                                 Accounting Officer)


Date: October 22, 1999



                               Exhibit 99.1


NEWS RELEASE



FOR IMMEDIATE RELEASE
                                            Contact:		Kenneth J. McAvoy
                                                      Chief Financial Officer

                                                      Telephone:	(978) 688-1811
                                                      Fax:			    (978) 688-5841


                            WATTS INDUSTRIES, INC.
                     ANNOUNCES COMPLETION OF SPIN-OFF OF
                INDUSTRIAL, OIL AND GAS GROUP IN A PRO-RATA
                     DISTRIBUTION TO ITS SHAREHOLDERS


     North Andover, MA . . . October 19, 1999. Watts Industries, Inc. (NYSE Symbol "WTS") today announced that it had completed the spin-off of its industrial, oil and gas subsidiary, CIRCOR International, Inc., to shareholders. Shares in the industrial, oil and gas business begin trading today on the New York Stock Exchange under the symbol "CIR."

    As previously announced, the Watts board of directors declared a 1-for-2 stock dividend of shares in Watts Industries, Inc. to the Watts shareholders, payable October 18, 1999 to shareholders of record on October 6, 1999.

    Watts will continue its existing plumbing and heating and water quality businesses and Timothy P. Horne will remain its Chairman of the Board and Chief Executive Officer. David A. Bloss, Sr., former President and Chief Operating Officer of Watts, was appointed Chairman of the Board, President and Chief Executive Officer of CIRCOR.

    Watts Industries, Inc. designs, manufactures and sells an extensive line of valves for the plumbing and heating and water quality markets.